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                                                                    EXHIBIT 10.2


                   AMENDMENT TO COMMON STOCK PURCHASE WARRANT


         This Amendment (this "Amendment") to the Common Stock Purchase Warrant is entered into effective as of August 31, 1995, between Starion International, Ltd., a British Virgin Island Limited Partnership (the "Holder"), and TRISTAR CORPORATION, a Delaware corporation (the "Company"). Capitalized terms used herein but not defined herein have the respective meanings given them in the Warrant (as defined below).

                                    RECITALS

         WHEREAS, the Company and the Holder are parties to a Common Stock Purchase Warrant (the "Warrant") dated as of December 14, 1994, pursuant to which the Holder was granted the right to purchase from the Company, at any time on or before 5 p.m. Eastern Standard Time on December 15, 2004, two million (2,000,000) shares of the common stock of the Company, $.01 par value ("Common Stock");

         WHEREAS, the Company has agreed, subject to certain conditions, to amend the Warrant as additional consideration in connection with the merger (the "Merger") of Eurostar Perfumes, Inc., a Texas corporation ("Eurostar"), with and into the Company;

         WHEREAS, the Company and the Holder desire to amend the Warrant to reflect such agreement;

                                   AGREEMENTS

         NOW THEREFORE, in consideration of the foregoing premises and of the mutual promises contained herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Exercise Price. Subject to the consummation of the Merger and as of the Effective Time of the Merger (as such term is defined in the Agreement and Plan of Merger dated as of July 1, 1995, among the Company, Eurostar and Transvit Manufacturing Corporation, a Panamanian corporation),
Article 4.1 of the Warrant establishing the Exercise Price of the Warrant Stock shall be amended and replaced with the following:

         "4.1    Exercise Price.  The Exercise Price for the Warrant Stock
shall be the lessor of (i) $5.34 per share, or (ii) an amount per share equal to the lowest average Closing Sales Price (as defined below) of the Warrant Stock for any twenty (20) consecutive trading days during the period beginning the day after the Effective Time and ending on August 31, 1996. The Exercise Price shall increase 10% per share on December 15, 2001, on December 15, 2002 and on December 15, 2003, on a cumulative and compounded basis. The "Closing Sales Price" as of a certain date will mean the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose, or, if the Warrant Stock is listed or admitted to trading on a national securities exchange, the average of the reported closing bid and asked prices, regular way, on the principal national securities exchange on which the Warrant Stock is listed or admitted to trading."
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         2.      No Adjustment of Warrant Stock.  The Holder hereby
acknowledges and agrees that the Merger does not result in an increase in the number of shares of Warrant Stock subject to the Warrant.

         3. Waiver of Notice. The Holder hereby waives its right to notice of the Merger as provided under Section 5.3 of the Warrant.

         4. Further Amendments. Any and all of the terms and conditions of the Warrant are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications contained in this Agreement.

         5. Ratification of Warrant. Except as amended hereby, the Warrant is hereby ratified and confirmed and shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company and the Holder have caused this Agreement to be executed and delivered as of the date first above written.

                                        STARION INTERNATIONAL, LTD.



                                        By:    /s/ Jay Sheth
                                               --------------------------------
                                        Name:  Jay Sheth
                                               --------------------------------
                                        Title: Managing Director
                                               --------------------------------


                                        TRISTAR CORPORATION



                                        By:    /s/ Viren S. Sheth
                                               --------------------------------
                                        Name:  Viren S. Sheth
                                               --------------------------------
                                        Title: Chief Executive Officer
                                               --------------------------------





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